Exhibit 10.1

 AMENDMENT TO THE

MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of October 4, 2012 between CoBANK, ACB ("Co Bank") and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the "Company").

BACKGROUND

CoBank and the Company are parties to a Master Loan Agreement dated March 19, 2012 (such agreement is hereinafter referred to as the "MLA"). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1.	Section 10 (A) of the MLA is hereby amended and restated to read as follows:

SECTION 10. Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:

(A)      Working Capital. The Company and its consolidated Subsidiaries will have an excess of consolidated current assets over consolidated current liabilities (both as determined in accordance with GAAP consistently applied) of not less than: (1) $11,000,000.00 at the end of each fiscal year of the Company; and (2) $9,000,000.00 at the end of each other period for which financial statements are required to be furnished pursuant to Section 8(H) hereof, except that in determining consolidated current assets, any amount available under the Revolving Term Loan Supplement (less the amount that would be considered a current liability under GAAP if fully advanced) hereto may be included.

2.            Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK,ACB		SOUTH DAKOTA SOYBEAN
PROCESSORS, LLC

By:	/s/ Tonya Butler	By:	/s/ Thomas J. Kersting

Title:	Assistant Corporate Secretary	Title:	CEO

Exhibit 10.1

COMPLIANCE CERTIFICATE

South Dakota Soybean Processors, LLC (18462590)

CoBank, ACB

ATTN: CIServices

P.O. Box 5110

Denver, Colorado 80217

or

CoBank, ACB

ATTN: CIServices

5500 South Quebec Street

Greenwood Village, Colorado 80111

The following is based on the reporting period ending (date):              _____________

Working Capital Calculation

A. Consolidated Current Assets	$ __________
B. Consolidated Current Liabilities	<$__________>
C. Add: Unadvanced Term Revolver*	$ __________

*Less any amount considered a current liability per GAAP and not included in "B" above.

D. Working Capital for Covenant Reporting***	$___________

***Requirement is <$11.0 million for fiscal year and <$9.0 million for interim monthly reporting.

I have reviewed the above calculations and the certified consolidated interim financial statement(s) dated as of ___________ and, based upon this review, hereby certify that to the best of my knowledge the above calculations are accurate and com plete for the period reflected.

South Dakota Soybean Processors, LLC Volga, South Dakota

South Dakota Soybean Processors, LLC
Volga, South Dakota

By:
Name:
Title:
Date: